Exhibit 99

 Frontier Financial Corporation Board of Directors Announce a 3-for-2
        Stock Split, Increased Fourth Quarter Cash Dividend and
               Approves Continued Stock Repurchase Plan

    EVERETT, Wash.--(BUSINESS WIRE)--Aug. 16, 2006--Frontier Financial Corporation (Nasdaq:FTBK) Board of Directors today declared a 3-for-2 stock split to shareowners of record as of September 12, 2006, and payable September 26, 2006. Shareowners of record September 12, 2006 will receive one additional share for every two shares they own. This is equivalent to a 50% stock dividend. Shareowners entitled to receive a fractional share (.5 shares) as a result of the split will receive cash based upon the average high/low market price on the record date.
    This marks the eighth time that Frontier has had a stock split since opening in 1978. Bob Dickson, Chairman of Frontier Financial Corporation said, "Our shareowners will directly benefit from Frontier's excellent growth in assets and earnings that has produced our strong capital position. As a result of these eight stock splits and our 17 stock dividends paid since inception, an original shareowner in 1978 of 100 shares, that did not sell any shares, will own 113,040 shares on September 26, 2006."
    The Board of Directors also declared a $.15 (restated due to the 3-for-2 stock split above) per share fourth quarter cash dividend to shareowners of record as of October 10, 2006, and payable October 24, 2006 after the 3-for-2 stock split.
    "This represents an increase of 36.4% over the fourth quarter of 2005, a 25% increase over the cash dividend of $.12 per share to shareowners in the third quarter 2006, and is the 28th consecutive quarter in which the cash dividend has increased," said John Dickson, President and CEO.
    Other action taken by the Board of Directors was the approval of a stock repurchase program authorizing Frontier to repurchase up to 5% of its outstanding stock over the next two years. The remaining number of shares yet to be purchased under the previous program, due to expire September 2006 totaling 1,398,405, would not be included. Frontier currently has 30,177,635 shares outstanding, and has not repurchased any shares under the current plan. The number of shares available for purchase will also be adjusted for the announced 3-for-2 split.
    Under the repurchase program, which is effective immediately, the Corporation may purchase shares from time to time in the open market, depending on market price and other considerations.
    Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

    CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release. Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier's 2005 Form 10-K.

    CONTACT: Frontier Financial Corporation
             Robert J. Dickson, 425-514-0700
              or
             John J. Dickson, 425-514-0700